Exhibit 10.11

GUARANTY OF LEASE

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Investment Properties, Ltd., a Texas limited partnership, to enter into a lease (the “Lease”), as “Landlord”, with ISI Detention Contracting Group, Inc., a Delaware corporation, as “Tenant”, the undersigned unconditionally guarantees to Landlord the full and timely payment and performance of all of Tenant’s covenants, conditions, and agreements in the Lease. In addition, the undersigned expressly agrees that the validity of this Guaranty of Lease and the obligations of the undersigned shall not be terminated, affected, or impaired by reason of (i) any forbearance, settlement or compromise between Landlord and Tenant, (ii) the invalidity of the Lease for any reason whatsoever, or (iii) the release of Tenant from any of Tenant’s obligations under the Lease by operation of law or otherwise, including, without limitation, the rejection or assignment of the Lease in connection with any bankruptcy proceeding.

The undersigned further covenants and agrees as follows: This Guaranty of Lease shall remain in full force and effect as to any renewal, modification or extension of the Lease, whether or not known to, or approved by, the undersigned. No subletting of the Demised Premises or assignment or other transfer of the Lease (or any interest therein) shall operate to extinguish or reduce the liability of the undersigned. In the event of any termination of the Lease by Landlord, the undersigned’s liability shall not be terminated, but the undersigned shall be and remain liable for all damages, costs, expenses and other claims which may arise under the Lease. If the undersigned shall, directly or indirectly, loan money to the Tenant, the repayment of such money shall be subordinate in all respects to Tenant’s payment of the amounts then and thereafter due under the Lease.

Wherever reference is made to the liability of Tenant in the Lease, such reference shall he deemed to include the liability of the undersigned, jointly and severally, with Tenant. The liability of the undersigned for the obligations of the Lease shall be primary. In any cause of action that accrues to Landlord under the Lease, Landlord may, at Landlord’s option, proceed against the undersigned and/or Tenant, jointly and severally, or proceed against the undersigned without having demanded performance of, commenced any action against, or obtained any judgment against Tenant. The undersigned hereby waives any obligation on the part of Landlord to enforce the terms of the Lease against Tenant as a condition to Landlord’s right to proceed against the undersigned. The undersigned hereby expressly waives: (i) notice of acceptance of this Guaranty of Lease, and of presentment, demand and protest; (ii) notice of any default hereunder or under the Lease, and notice of any indulgence afforded Tenant; (iii) demand for observance or performance of, or enforcement of, any terms or provisions of this Guaranty of Lease or the Lease; and (iv) all other notices and demands otherwise required by law which the undersigned may lawfully waive. The undersigned agrees that in the event this Guaranty of Lease is enforced by suit or otherwise, the undersigned will reimburse the Landlord, upon demand, for all expenses incurred in connection therewith, including, without limitation, reasonable attorney’s fees.

The undersigned hereby waives, to the maximum extent permitted by law, all defenses available to a surety, whether the waiver is specified herein or not.

It is further agreed that all of the terms and provisions hereof shall inure to the benefit of the successors, personal representatives and assigns of the Landlord, and shall be binding upon the heirs, executors, personal representatives, successors and assigns of the undersigned.

In the event that more than one person or entity executes this Guaranty of Lease, the liability of such signatories shall be joint and several.

This Guaranty of Lease shall be governed by the laws of the State of Texas, and shall be performed in all respects in Bexar County, Texas.

EXECUTED as of the 6th day of February, 2008.

Argyle Security Inc.

By:	/s/ Don Neville